LOCK-UP AGREEMENT


     THIS LOCK-UP AGREEMENT ("Agreement") is made and entered into as of this 8th day of September, 2000, by and among SOUND SOURCE INTERACTIVE, INC., a Delaware corporation ("SSI/DE"), TDK USA CORPORATION, a New York corporation ("Purchaser"), and VINCENT J. BITETTI, an individual ("Bitetti").

                          R E C I T A L S

     A. WHEREAS, SSI/DE and Purchaser are parties to a Common Stock Purchase Agreement, dated as of even date herewith (the "Purchase Agreement"), pursuant to which SSI/DE has agreed to issue and sell to Purchaser, and Purchaser has agreed to purchase and acquire from SSI/DE, certain shares of the common stock of SSI/DE.

     B. WHEREAS, Bitetti is the founder of SSI/DE and its wholly-owned subsidiary, SOUND SOURCE INTERACTIVE, INC., a California corporation, and, as of the date hereof, Bitetti owns or holds, beneficially and of record, 1,234,634 shares of the common stock of SSI/DE and options to acquire 50,000 shares of such common stock.

     C. WHEREAS, as a material inducement and condition for Purchaser to enter into and consummate the transactions contemplated by the Purchase Agreement, the parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition by Bitetti of the common stock of SSI/DE in the manner provided herein.

                               A G R E E M E N T

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     1. Prohibition on Transfers. Except as permitted by this Agreement, Bitetti shall not, directly or indirectly, (i) offer, sell, contract to sell, grant or sell any option, warrant or other right to purchase, purchase or acquire any option, contract or other right to sell, exchange, pledge, encumber, hypothecate, lend, gift, devise, bequest or otherwise transfer or dispose of any of the shares of the common stock of SSI/DE now owned by him or hereafter issued or granted to him by SSI/DE pursuant to options, warrants or otherwise (collectively, the "Shares"), or (ii) enter into any swap, hedge or other arrangement that transfers to another person or entity, in whole or in part, any of the economic value or consequences of ownership of any of the Shares (collectively, a "Transfer"); provided, however, that the foregoing restriction shall lapse and expire as follows: (a) on the first anniversary date of the date of the Subsequent Closing (as defined in the Purchase Agreement), as to forty percent (40%) of the Shares then owned by Bitetti, (b) on the second anniversary date of the date of the Subsequent Closing (as defined in the Purchase Agreement), as to one-third (1/3) of the Shares then owned by Bitetti that are subject to restriction hereunder immediately prior to such anniversary date, (c) on the third anniversary date of the date of the Subsequent Closing (as defined in the Purchase Agreement), as to one-half (1/2) of the Shares then owned by Bitetti that are subject to restriction hereunder immediately prior to such anniversary date; and (d) on the fourth anniversary date of the date of the Subsequent Closing (as defined in the Purchase Agreement), as to any remaining Shares then owned by Bitetti.
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Notwithstanding anything set forth above, Bitetti shall be free to buy and sell SSI/DE common stock (other than the Shares) in the open market subsequent to the date hereof.

     2. Permitted Transfers. The restrictions set forth in Section 1 hereof shall not apply to (i) the Transfer, if any, by Bitetti of up to 100,000 Shares to Eric Winston pursuant to that certain Share Purchase Agreement, dated as of April 3, 1995, by and between them, or (ii) any other Transfer by Bitetti to any other person or entity that is approved in advance by the Board of Directors of SSI/DE (the "Board"), which approval may be granted or denied in its sole and absolute discretion. Bitetti may, in addition, without the consent of the Board, Transfer Shares (i) by way of gift to his spouse, children, parents, siblings, aunts, uncles, nieces, nephews and cousins by blood or by marriage (collectively, "Family Members"), (ii) to any trustee, fiduciary, trust, partnership, limited liability company or other entity for the sole and exclusive benefit of himself or Family Members in connection with a bona fide estate planning transaction, or (iii) by way of bequest, devise or inheritance to any person or entity upon the death of Bitetti; provided, however, that in the case of any Transfer permitted by the foregoing clauses (i) and (ii), Bitetti shall give written notice describing such Transfer in reasonable detail to SSI/DE and Purchaser at least thirty
(30) days prior to effecting such Transfer, the Shares so Transferred shall remain subject to the provisions hereof, and the transferee shall have executed and delivered to SSI/DE and Purchaser, prior to the completion of such Transfer, an appropriate instrument in form and substance reasonably satisfactory to SSI/DE and Purchaser confirming such transferee's assumption of and agreement to all of the provisions of this Agreement. For purposes of the proviso contained in Section 1 hereof, any Shares owned or held by a permitted transferee under clauses (i) or (ii) of the preceding sentence shall be treated as owned by Bitetti and any subsequent Transfer of Shares by such permitted transferee shall be treated as a Transfer by him.

     3. Stop Transfer Instructions. Bitetti hereby agrees and consents to the entry of stop transfer instructions with the transfer agent for the capital stock of SSI/DE against any Transfer or attempted Transfer of Shares by him in contravention of this Agreement.

     4. Legend. Bitetti hereby agrees that, during the term of this Agreement, the certificates representing the Shares shall bear the following legend, and he shall make such certificates available to SSI/DE for the affixation of such legend:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF SEPTEMBER 8, 2000, A COPY OF WHICH MAY BE OBTAINED FROM THE ISSUER OR FROM THE HOLDER OF THIS SECURITY. NO TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS ACCOMPANIED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

     The foregoing legend shall be removed from (i) certificates representing Shares which are Transferred by Bitetti pursuant to the first sentence of
Section 2 hereof, (ii) certificates representing Shares that are no longer subject to the transfer restrictions cotained herein, and (iii) all certificates representing Shares upon the expiration of the term of this Agreement. Upon the request of a holder of Shares not subject to this Agreement, SSI/DE shall issue a new certificate for such Shares not bearing the foregoing legend upon the surrender of the legended certificate for such Shares.

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     5.     Copy of Agreement.  A copy of this Agreement shall be filed with the corporate secretary of SSI/DE and shall be kept with the records of SSI/DE and shall be made available for inspection by any stockholder of SSI/DE.

     6. Recordation. SSI/DE shall not record upon its books any Transfer or purported Transfer of Shares to any person or entity in contravention of this Agreement. Any such Transfer or purported Transfer shall be null and void.

     7. Term. The term of this Agreement shall commence on the date hereof and shall terminate and expire upon the earlier of the fourth (4th) anniversary date of the date hereof or the death of Bitetti.

     8. Specific Performance. Bitetti acknowledges that there would be no adequate remedy at law if he fails to perform any of his obligations hereunder, and accordingly agrees that the other parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of Bitetti's obligations under this Agreement in accordance with the terms and conditions hereof, without proof of damages or the posting of any security.

     9. Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, or by overnight delivery, or by telecopy, and shall be addressed as follows:


       If to SSI/DE, to:     Sound Source Interactive, Inc.
                             26115 Mureau Road, Suite B
                             Calabasas, CA  91302-3126
                             Facsimile: (818) 878-0007
                             Attention: Mr. Shin Tanabe


      If to Purchaser, to:   TDK USA Corporation
                             12 Harbor Park Drive
                             Port Washington, NY  11050
                             Facsimile: (516) 625-2923
                             Attention: Mr. Kenichi Aoshima


      If to Bitetti, to:     Vincent J. Bitetti
                             776 Emerson Street
                             Thousand Oaks, CA  91362
                             Facsimile: (818) 878-0007

or to such other address as either party hereto shall have designated by like notice to the other party hereto (except that a notice of change of address shall only be effective upon receipt).

     10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns, except as otherwise provided herein.

     11. Recapitalizations And Exchanges Affecting Shares. The provisions of this Agreement shall apply to the full extent set forth herein with respect to the Shares, and to any and all shares of capital stock or equity securities of SSI/DE which may be issued by reason of any stock dividend, stock split,

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reverse stock split, combination, recapitalization, reclassification or otherwise.

     12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California.

     13. Separability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     14. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

     15. Amendment And Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of SSI/DE, Purchaser and Bitetti. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Bitetti, each future holder of the Shares (that are subject to the transfer restrictions contained herein), Purchaser and SSI/DE.

     16. Titles And Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     18. Delays Or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to SSI/DE or Purchaser, upon any breach or default of Bitetti under this Agreement, shall impair any such right, power or remedy of SSI/DE or Purchaser nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of SSI/DE or Purchaser, or any waiver on the part of SSI/DE or Purchaser of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to SSI/DE or Purchaser, shall be cumulative and not alternative.

                      [SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as of the date first above written.


                                 SOUND SOURCE INTERACTIVE, INC.,
                                 a Delaware Corporation


                                 By
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                                 TDK USA CORPORATION,
                                 a New York Corporation



                                 By
                                    ------------------------------------



                                  ---------------------------------------
                                  VINCENT J. BITETTI